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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 13, 2004 relating to the financial statements and financial statement schedule of Gray Television, Inc., which appears in Gray Television, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2003.

         We also consent to the incorporation by reference in this Registration Statement of our report dated May 28, 2004 relating to the financial statements, which appears in the Annual Report of the Gray Television Capital Accumulation Plan on Form 11-K for the year ended December 31, 2003.




/s/PricewaterhouseCoopers LLP

Atlanta, Georgia
June 30, 2004